99.1 PRESS RELEASE

NETAPP ANNOUNCES RESULTS FOR THIRD QUARTER FISCAL YEAR 2011

Company Reports Q3 FY’11 Revenues of $1.268 Billion, Up 25% Year over Year

Sunnyvale, Calif.—February 16, 2011—NetApp (NASDAQ: NTAP) today reported results for the third quarter of fiscal year 2011, which ended January 28, 2011. Revenues for the third quarter of fiscal year 2011 totaled $1.268 billion compared to revenues of $1.012 billion for the same period a year ago, an increase of 25% year over year.

For the third quarter of fiscal year 2011, GAAP net income was $172 million, or $0.42 per share1, compared to GAAP net income of $108 million, or $0.30 per share, for the same period a year ago. Non-GAAP net income for the third quarter of fiscal year 2011 was $211 million, or $0.52 per share2, compared to non-GAAP net income of $144 million, or $0.40 per share for the same period a year ago.

Revenues for the first nine months of fiscal year 2011 totaled $3.613 billion compared to revenues of $2.760 billion for the first nine months of the prior fiscal year, an increase of 31% year over year.

GAAP net income for the first nine months of fiscal year 2011 totaled $479 million, or $1.23 per share, compared to GAAP net income of $255 million, or $0.73 per share for the first nine months of the prior fiscal year. Non-GAAP net income for the first nine months of fiscal year 2011 totaled $596 million, or $1.53 per share, compared to non-GAAP net income of $350 million, or $1.00 per share for the first nine months of the prior fiscal year.

“NetApp demonstrated momentum in the market again this quarter, with product revenue growth of 32% year over year, strong gross margins, and continued market share gains. As customers move toward the next generation IT infrastructure, NetApp’s innovation leadership is enabling compelling business outcomes for our customers and propelling our rapid growth,” said Tom Georgens, president and CEO. “Our recent product launch further enhanced our competitive position and significantly surpassed our expectations. We have experienced the fastest uptake for a new product in the history of the company and as a result, demand has exceeded the available supply of our new FAS3200 systems. We pride ourselves on our ability to execute this business with precision, even in the face of exceptionally rapid growth. We are committed to catching up to the demand as quickly as possible.”

Outlook
•
NetApp estimates revenue for the fourth quarter of fiscal year 2011 to be approximately $1.380 billion, plus or minus 2%, which equates to approximately 7% to 11% sequential revenue growth and approximately 15% to 20% year over year revenue growth.

•
NetApp estimates that fourth quarter fiscal year 2011 GAAP earnings per share will be approximately $0.38 to $0.42 per share. NetApp estimates that the fourth quarter fiscal year 2011 non-GAAP earnings per share will be approximately $0.49 to $0.53 per share.

•
NetApp estimates that share count for the fourth quarter of fiscal year 2011 will increase to approximately 414 million shares, including an estimated 18 million shares from the company’s outstanding convertible notes3 and 12 million shares from outstanding warrants. Share count does not include the company’s outstanding note hedges that are expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would equate to an offset of approximately 14 million shares if the conversion or maturity occurred in the third quarter.

Business Highlights
In the third quarter of fiscal year 2011, NetApp announced its biggest product launch in the company’s history, aimed at enabling customers to address today’s evolving business requirements by moving to a flexible and efficient shared IT infrastructure. Additionally, NetApp and its executives received several noteworthy industry honors and the company once again was named one of the best places to work in the country. Key business highlights include the following:

NetApp Paves the Way for Customers to Make the Transition to a Shared IT Infrastructure and Capitalize on New Growth Opportunities
•
NetApp delivers the foundation for flexible and efficient shared IT infrastructures. With the biggest product launch in its history, NetApp unveiled enhancements to the NetApp Data ONTAP® operating system that enable greater flexibility, efficiency, scalability, and performance. NetApp also introduced the NetApp FAS/V6200 series of high-end storage systems and FAS/V3200 series of midrange storage systems, both built on unified architectures and able to help customers respond to the rapid growth and pace of business. Additional launch components included the OnCommand™ Management Software Suite, a SAS disk shelf, and new solid-state drives.

•
NetApp, Cisco, and VMware enable customer transformation to a virtualized, shared IT infrastructure. Highlighting their ongoing collaboration, NetApp, Cisco, and VMware unveiled FlexPod™ for VMware, a unified, pretested, and validated shared infrastructure that can scale easily, be optimized for a variety of mixed application workloads, or be configured for virtual desktop or server infrastructure, secure multi-tenancy, or cloud environments. The three companies are working closely with leading channel partners to help customers take advantage of FlexPod for VMware to transform to a more efficient and flexible data center infrastructure.

•
NetApp acquired Akorri Networks, Inc., a privately held company headquartered in Littleton, Massachusetts. Akorri’s technology will enable NetApp to provide customers with comprehensive tools to automate and analyze their shared IT infrastructures, efficiently deliver on service levels, and respond to rapidly changing business needs.

Milestones and Awards
•
NetApp named one of the Best Places to Work. NetApp was ranked #5 on FORTUNE magazine’s “100 Best Companies to Work For” list for 2011, marking its third consecutive year in the top 10 and the fifth consecutive year in the top 15. NetApp also ranked #2 on Crain’s New York Business’s annual “Best Places to Work in New York City” list for 2010. Both honors are a testament to NetApp’s model company approach, strong culture, and talented employees.

•
NetApp executives among most influential. Tom Georgens, president and CEO, and Julie Parrish, vice president of Global Partner Sales, were named two of the Top 100 Most Influential Executives in the industry by Everything Channel’s CRN magazine. Georgens was included on the 25 Most Innovative Executives list for his leadership and focus on storage technology innovation and unparalleled channel commitment. Parrish was included on the Top 25 Channel Sales Leaders list for her role in increasing NetApp’s global sales through its partner ecosystem.

•
NetApp positioned in Leaders quadrant. Gartner, Inc. placed NetApp in the Leaders quadrant for midrange and high-end modular disk arrays. Gartner asserted that vendors in the Leaders quadrant “have the highest scores in their ability to execute and completeness of vision.”4

Webcast and Conference Call Information
The NetApp third quarter fiscal year 2011 results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, February 16, 2011, at 2:00 p.m. Pacific time. This press release and any other information related to the call will also be posted on the Web site at that location. An audio replay Webcast will also be available after 4:00 p.m. Pacific time on our Web site.

NetApp uses a hybrid format for disclosing key financial information associated with our quarterly results. Concurrent with the press release, NetApp posts a separate document with financial commentary and statistics. This supplemental commentary is available prior to the conference call in order to provide the investment community with additional time to analyze our results. The supplemental commentary will be posted to our Web site at investors.netapp.com and will not be read during the earnings call.

About NetApp
NetApp creates innovative storage and data management solutions that deliver outstanding cost efficiency and accelerate business breakthroughs. Discover our passion for helping companies around the world go further, faster at www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results, share count, and metrics for the fourth quarter of fiscal year 2011; expectations regarding our recent new product introductions and acquisitions, and our partnerships and strategic alliances; and the benefits that we expect our customers to realize from using our products and from our strategic alliances and partnerships. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, customer demand for our products and services including our recent new product introductions; our ability to increase revenue and manage our operating costs; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products; increased competition risks associated with the anticipated growth in networked storage market; general economic and market conditions; our ability to deliver new product architectures and enterprise service offerings; our ability to design products and services that compete effectively from a price and performance perspective; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

NetApp, the NetApp logo, Go further, faster, Data ONTAP, FlexPod, and OnCommand are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

1	GAAP earnings per share is calculated using the diluted number of shares for all periods presented.
2
Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented.

3	80% hedged on maturity or conversion of the convertible notes.
4	"Magic Quadrant for Midrange and High-End Modular Disk Arrays" by Roger Cox, Stan Zaffos, Pushan Rinnen, and Jimmie Chang, November 2010.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 28, 2011	April 30, 2010

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,755.7	$3,724.0
Accounts receivable, net	541.5	471.5
Inventories	97.2	112.9
Other current assets	204.3	228.7
Total current assets	5,598.7	4,537.1

Property and equipment, net	862.2	804.4
Goodwill and other intangible assets, net	772.4	706.1
Long-term investments and restricted cash	69.2	72.8
Other non-current assets	460.9	374.0
Total Assets	$7,763.4	$6,494.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$183.6	$184.6
Accrued compensation and other current liabilities	581.9	591.3
Short-term deferred revenue	1,176.9	1,135.1
Total current liabilities	1,942.4	1,911.0

Long-term debt and other obligations	1,341.2	1,273.4
Long-term deferred revenue	966.4	779.5
Total liabilities	4,250.0	3,963.9

Stockholders' equity	3,513.4	2,530.5
Total liabilities and stockholders' equity	$7,763.4	$6,494.4

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2011	January 29, 2010	January 28, 2011	January 29, 2010

Revenues:
Product	$818.6	$619.0	$2,319.4	$1,622.3
Software entitlements and maintenance	183.8	170.9	536.4	506.0
Service	265.7	221.8	757.5	631.3
Net revenues	1,268.1	1,011.7	3,613.3	2,759.6

Cost of revenues:
Cost of product	329.3	253.9	933.1	665.6
Cost of software entitlements and maintenance	4.0	3.0	10.9	9.1
Cost of service	111.0	113.3	320.0	314.2
Total cost of revenues	444.3	370.2	1,264.0	988.9
Gross profit	823.8	641.5	2,349.3	1,770.7

Operating expenses:
Sales and marketing	397.4	324.8	1,134.4	927.0
Research and development	166.0	129.3	472.1	392.0
General and administrative	61.9	58.1	182.3	174.6
Restructuring and other charges	(0.7)	-	(0.6)	2.7
Acquisition related (income) expense, net	0.6	-	0.9	(41.1)
Total operating expenses	625.2	512.2	1,789.1	1,455.2

Income from operations	198.6	129.3	560.2	315.5

Other income (expenses), net
Interest income	10.3	7.5	29.6	23.0
Interest expense	(19.0)	(18.2)	(56.2)	(55.3)
Other income (expenses), net	0.4	(0.7)	1.2	(0.2)
Total other expenses, net	(8.3)	(11.4)	(25.4)	(32.5)

Income before income taxes	190.3	117.9	534.8	283.0

Provision for income taxes	17.8	10.0	55.9	27.8

Net income	$172.5	$107.9	$478.9	$255.2

Net income per share:
Basic	$0.47	$0.32	$1.33	$0.76

Diluted	$0.42	$0.30	$1.23	$0.73

Shares used in net income per share calculations:
Basic	364.8	341.4	358.8	337.5

Diluted	406.2	360.3	390.7	349.4

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2011	January 29, 2010	January 28, 2011	January 29, 2010

Cash Flows from Operating Activities:
Net income	$172.5	$107.9	$478.9	$255.2
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	41.0	40.8	123.3	126.0
Stock-based compensation	45.0	36.7	127.0	122.1
Accretion of discount and issue costs on notes	13.3	12.5	39.2	37.8
Unrealized losses on derivative activities	5.7	-	12.4	-
Tax benefit from stock-based compensation	16.5	(17.1)	57.4	(2.7)
Excess tax benefit from stock-based compensation	(12.6)	0.4	(45.3)	(1.0)
Other, net	(8.8)	(1.7)	(26.6)	(5.8)
Changes in assets and liabilities:
Accounts receivable	(95.0)	(139.6)	(67.7)	(7.9)
Inventories	(12.5)	(11.2)	15.7	(10.9)
Accounts payable	16.3	16.5	(2.3)	(0.4)
Accrued compensation and other current liabilities	49.7	80.9	(46.4)	(59.2)
Deferred revenue	140.9	74.3	222.5	60.1
Changes in other operating assets and liabilities, net	(8.5)	(5.6)	17.4	(12.9)
Net cash provided by operating activities	363.5	194.8	905.5	500.4
Cash Flows from Investing Activities:
Purchases and redemptions of investments, net	(240.7)	11.0	(835.5)	(91.4)
Purchases of property and equipment	(66.3)	(49.7)	(149.8)	(97.2)
Acquisition of business, net of cash acquired	-	-	(74.9)	-
Other investing activities, net	0.8	0.6	0.8	4.1
Net cash used in investing activities	(306.2)	(38.1)	(1,059.4)	(184.5)
Cash Flows from Financing Activities:
Issuance of common stock	75.9	96.6	312.0	156.7
Excess tax benefit from stock-based compensation	12.6	(0.4)	45.3	1.0
Other financing activities	2.4	-	0.4	-
Net cash provided by financing activities	90.9	96.2	357.7	157.7

Effect of Exchange Rate Changes on Cash and Cash Equivalents	0.1	(5.9)	10.6	8.0

Net Increase (Decrease) in Cash and Cash Equivalents	148.3	247.0	214.4	481.6
Cash and Cash Equivalents:
Beginning of period	1,771.1	1,728.8	1,705.0	1,494.2
End of period	$1,919.4	$1,975.8	$1,919.4	$1,975.8

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2011	January 29, 2010	January 28, 2011	January 29, 2010

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$172.5	$107.9	$478.9	$255.2

Adjustments:
Amortization of intangible assets	3.5	4.9	13.4	15.6
Stock-based compensation expenses	44.8	36.6	127.0	122.0
Restructuring and other charges	(0.7)	-	(0.6)	2.7
Acquisition related (income) expense, net	0.6	-	0.9	(41.1)
Non-cash interest expense	13.2	12.5	39.2	37.8
Gain on investments	-	(0.7)	(2.5)	(3.5)
Income tax effect of non-GAAP adjustments	(23.3)	(17.4)	(60.1)	(38.8)

NON-GAAP NET INCOME	$210.6	$143.8	$596.2	$349.9

NET INCOME PER SHARE	$0.425	$0.299	$1.226	$0.730

Adjustments:
Amortization of intangible assets	0.009	0.013	0.034	0.045
Stock-based compensation expenses	0.110	0.102	0.325	0.349
Restructuring and other charges	-	-	-	0.008
Acquisition related (income) expense, net	0.001	-	0.002	(0.118)
Non-cash interest expense	0.033	0.035	0.100	0.108
Gain on investments	-	(0.002)	(0.006)	(0.010)
Income tax effect of non-GAAP adjustments	(0.057)	(0.048)	(0.154)	(0.111)

NON-GAAP NET INCOME PER SHARE	$0.521	$0.399	$1.527	$1.001

NETAPP, INC.
SUPPLEMENTAL INFORMATION
(In millions)
(Unaudited)

	Three Months Ended January 28, 2011

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$2.5	$0.9	$-	$-	$-	$-	$3.4
Cost of service revenues	-	3.6	-	-	-	-	3.6
Sales and marketing expense	1.0	21.2	-	-	-	-	22.2
Research and development expense	-	11.3	-	-	-	-	11.3
General and administrative expense	-	7.8	-	-	-	-	7.8
Restructuring and other charges	-	-	(0.7)	-	-	-	(0.7)
Acquisition related (income) expense, net	-	-	-	0.6	-	-	0.6
Interest expense	-	-	-	-	13.2	-	13.2
Effect on income before income taxes	$3.5	$44.8	$(0.7)	$0.6	$13.2	$-	$61.4

	Nine Months Ended January 28, 2011

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$10.2	$2.6	$-	$-	$-	$-	$12.8
Cost of service revenues	-	10.7	-	-	-	-	10.7
Sales and marketing expense	3.2	59.2	-	-	-	-	62.4
Research and development expense	-	31.6	-	-	-	-	31.6
General and administrative expense	-	22.9	-	-	-	-	22.9
Restructuring and other charges	-	-	(0.6)	-	-	-	(0.6)
Acquisition related (income) expense, net	-	-	-	0.9	-	-	0.9
Interest expense	-	-	-	-	39.2	-	39.2
Other income (expenses), net	-	-	-	-	-	(2.5)	(2.5)
Effect on income before income taxes	$13.4	$127.0	$(0.6)	$0.9	$39.2	$(2.5)	$177.4

	Three Months Ended January 29, 2010

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$4.1	$1.0	$-	$-	$-	$-	$5.1
Cost of service revenues	-	3.3	-	-	-	-	3.3
Sales and marketing expense	0.8	17.2	-	-	-	-	18.0
Research and development expense	-	8.9	-	-	-	-	8.9
General and administrative expense	-	6.2	-	-	-	-	6.2
Restructuring and other charges	-	-	-	-	-	-	-
Interest expense	-	-	-	-	12.5	-	12.5
Other income (expenses), net	-	-	-	-	-	(0.7)	(0.7)
Effect on income before income taxes	$4.9	$36.6	$-	$-	$12.5	$(0.7)	$53.3

	Nine Months Ended January 29, 2010

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$13.1	$2.7	$-	$-	$-	$-	$15.8
Cost of service revenues	-	10.7	-	-	-	-	10.7
Sales and marketing expense	2.5	56.9	-	-	-	-	59.4
Research and development expense	-	29.5	-	-	-	-	29.5
General and administrative expense	-	22.2	-	-	-	-	22.2
Restructuring and other charges	-	-	2.7	-	-	-	2.7
Acquisition related (income) expense, net	-	-	-	(41.1)	-	-	(41.1)
Interest expense	-	-	-	-	37.8	-	37.8
Other income (expenses), net	-	-	-	-	-	(3.5)	(3.5)
Effect on income before income taxes	$15.6	$122.0	$2.7	$(41.1)	$37.8	$(3.5)	$133.5

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER 2011
(Unaudited)

Fourth Quarter
2011

Non-GAAP Guidance	$0.49 - $0.53

Adjustments of Specific Items to
Net Income Per Share for the Fourth
Quarter 2011:

Stock based compensation expense	(0.11)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.03)
Income tax effect	0.04
Total Adjustments	(0.11)

GAAP Guidance -Net Income Per Share	$0.38 - $0.42

Press Contact:
Ryan Lowry
NetApp
(408) 822-7544
ryanl@netapp.com

Investor Contacts:
Shauna O’Boyle
NetApp
(408) 822-7655
oboyle@netapp.com